FOR IMMEDIATE RELEASE

LIGHTBRIDGE ANNOUNCES $5.04 MILLION REGISTERED DIRECT OFFERING

MCLEAN, Va., Nov. 12, 2014 -- Lightbridge Corporation (Nasdaq:LTBR), a leading innovator of next generation nuclear fuel designs and provider of nuclear energy consulting services to commercial and governmental organizations, today announced that it has priced a registered direct offering with one institutional investor for gross proceeds of $5,037,403 million before deducting placement agent fees and estimated offering expenses.

Under terms of the offering, Lightbridge will sell a total of 2,878,516 units at $1.75 per unit. Each unit will consist of a newly issued share of common stock and a warrant to purchase 0.95 shares of common stock at an exercise price of $2.31 per share. The warrants will be exercisable one day after the six-month anniversary of the closing date of the offering and will expire seven years from the date on which the warrants can first be exercised.

The offering is expected to close on November 17, 2014, subject to the satisfaction of customary closing conditions. Lightbridge intends to use net proceeds of the offering for research and development and general working capital purposes, including funding the Company's continued work on its metallic nuclear fuel design business.

William Blair & Company, L.L.C. acted as the exclusive placement agent for the transaction.

For additional information on this transaction please refer to the related Form 8-K filing with the Securities and Exchange Commission.

The securities described above are being offered by Lightbridge through a prospectus supplement pursuant to Lightbridge's shelf registration statement previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, from William Blair & Company, L.L.C. at 222 West Adams, Chicago, Illinois 60606, attention: Prospectus Department at Tel: (800) 621-0687, e-mail: prospectus@williamblair.com, or the Securities and Exchange Commission's website at http://www.sec.gov.

About Lightbridge Corporation

Lightbridge is a US nuclear energy company that is developing patent-protected, proliferation resistant, next generation nuclear fuel technologies for current and future nuclear reactor systems. The Company also provides comprehensive advisory services in several countries around the world for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Lightbridge's breakthrough fuel technology is establishing new global standards for safe and clean nuclear power and leading the way to a sustainable, carbon-free energy future. Lightbridge consultants provide integrated strategic advice and expertise across a range of disciplines including regulatory affairs, nuclear reactor procurement and deployment, reactor and fuel technology and international relations. The Company leverages those broad and integrated capabilities by offering its services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure.

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Forward Looking Statements

This news release contains statements that are forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

CONTACT:
Gary Sharpe
Investor Relations and Corporate Communications
Lightbridge Corporation
1-571-730-1213
gsharpe@ltbridge.com